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                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement                   [  ] Confidential, For Use
                                                         of the Commission Only
                                                         (as permitted by
[  ]  Definitive Proxy Statement                         Rule 14a-6(e)(2))
[X ]  Definitive Additional Materials
[  ]  Soliciting Material
      Under Rule 14a-12


                 Chicago Mercantile Exchange Holdings Inc.
           -----------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


           -----------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:




         The following communication, dated March 4, 2002, was distributed to owners of shares of Class B-2 common stock of Chicago Mercantile Exchange Holdings Inc.:

                               John M McGuire
                              4910 Cornell Ave
                             Downers Grove, IL
                                   60515


John M McGuire, SMAK



March 4, 2002



Dear Fellow Members:

I have been an independent Broker in the Interest Rate quadrant for fourteen years. I would be honored to endorse the candidacy of Patrick Lynch, (PBL), for the Board of Directors (Class B-2, formerly IMM division). I have know Patrick for 16 years and cannot think of a single person who would represent the Trading Floor Population better. He has consistently placed the demands of his duties and constituents above everything else even to his personal disadvantage. Integrity and Honesty have ben consistently demonstrated throughout his tenure in numerous positions. Patrick is a person who cares and who gets involved. A vote for Patrick is a vote with vision, a vote for action and a vote for the Future.


Sincerely,


/s/ John M. McGuire
John M McGuire
SMAK


                                   ******
On March 12, 2002, Chicago Mercantile Exchange Holdings Inc. filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 17, 2002. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceeding letter was prepared and distributed solely by its author. The views and opinions expressed therein are solely those of the author and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.